Exhibit 10.1.4

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS (“[***]”) OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

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The terms and conditions provided in this Optical Supplement (“Optical Supplement”) are in addition to those contained in the Purchase and License Agreement dated January 1, 2003 and describes the manner in which Products and Services will be provided and priced during the Supplement Term as defined below.

1. Term

This Optical Supplement is effective as of January 1, 2003 (“Optical Supplement Effective Date”) and terminates on December 31, 2005 (“Supplement Term”).

2. Definitions

Unless otherwise noted the capitalized terms shall have the same meaning as those defined in the PLA.

“Software Release” shall mean a Software load required to make the applicable Optical Hardware operational as specified in the NTP and shall include all then currently available features and functions.

3. Pricing

In consideration of Customer’s Total Commitment Amount, as set forth in the Commitment Supplement, Nortel Networks shall provide Customer with discounts as provided in Exhibit A, attached hereto. The prices for engineering, installation and/or system line-up and testing (“SLAT”) Services performed by Nortel Networks with respect to an accepted Order shall be as quoted by Nortel Networks and agreed to by Customer prior to issuance of the applicable Order.

4. Software

4.1	Customer shall have the option of receiving future Software Releases for all of Customer’s existing network elements on a per release basis at [***] for the same features and functionality as Customer’s current base Software and any [***] features offered in the Software Release during the Supplement Term. For any future purchases of the same Hardware listed in Exhibit A of this Optical Supplement, Customer shall pay a [***] charge for the same features and functionality for all future Software Releases. Such charge shall be quoted and mutually agreed to in advance of placing Order. Nortel Networks shall provide such Software Releases upon request. The Software shall be provided in tape or other suitable media format per Software load. All features included in the Software ordered and paid for by Customer shall be licensed for use on each network element (“NE”) within Customer’s networks.

4.2	Additional individual Software features and/or applicable licenses may be offered on an optional basis in a Software Release at mutually agreed to prices. Such optional individual features may require the Customer to purchase additional hardware.

4.3	Each digital audio tape (“DAT”) Software Release shall contain Software loads required to make the Hardware operational. For any new Software Release, Customer shall use only those features optional listed in a quote and/or as specified on the Order which Customer has paid the respective license fees, if applicable, pursuant to the Licensed Software terms in the Agreement.

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4.4	Nortel Networks’ Practices documentation package (“NTPs”) shall be provided upon request to Customer in CD format or Nortel Networks’ then current media, and Customer shall receive ([***]) CD per OPC SOC. An additional [***] ([***]) paper copies will also be provided. The above items shall be provided at [***] to Customer on a per Software load basis and does not include documentation for Software features or Hardware upgrades that have not been purchased for applicable Hardware. Any applicable services to install such Hardware and/or Software shall be the responsibility of Customer. Customer may purchase additional tapes, CDs and/or paper documentation at pricing as quoted. The NTP shall include a section of Software feature description for Customer’s use and reference.

4.5	Software updates can typically be performed in-service on the system without site visits.

4.6	Customer shall receive Software Maintenance Services which shall include the following:

a)	Telephone consultation relative to the use and troubleshooting of the Software,

(b)	Notification to Customer of the existence of coding errors, bugs and other problems in the Software promptly after the same first becomes known to Nortel Networks, and

(c)	Use of reasonable efforts to correct any coding errors, bugs and other problems in the Software brought to Nortel Networks’ attention by Customer or any other source.

4.7	Nortel Networks warrants that when Software is used in the specified operating environment it will substantially conform to its published specifications. If Software does not function as warranted during the warranty period, Nortel Networks will provide a suitable fix or workaround or will replace the Software; provided Software is within [***] ([***]) Software release levels of the then-current Software.

5. Preside Software & Support

5.1	Customer shall have the option of receiving future Preside Software Releases and the applicable support for all of Customer’s existing network elements on a per release basis for the same features and functionality as Customer’s current base Preside Software and any no charge features offered in the Preside Software Release during the Supplement Term at the prices provided in Exhibit B, attached hereto. Nortel Networks shall invoice Customer on a [***] basis for the Preside Software charges.

5.2	Additional Preside Software features or enhancements and/or applicable licenses may be offered on an optional basis in a Software Release at mutually agreed to prices in advance of placing Order.

6. Warranty Service

Nortel Networks shall provide Customer with repair and replacement service for Optical Products listed in Exhibit A for a minimum period of [***] ([***]) [***] from date of purchase. Nortel Networks shall provide Customer with a [***] ([***]) [***] prior written notice of any discontinuance of Optical Products

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so as to enable Customer to place an Order for its requirements or to enter into any other mutually satisfactory agreement with Nortel Networks prior to such discontinuance.

IN WITNESS WHEREOF, the parties hereto by and through their respective duly authorized representatives have executed this Optical Supplement as of the Optical Supplement Effective Date.

ITC^DELTACOM COMMUNICATIONS, INC.

By:	/s/ David L. Hill

Name:

Title:	VP Engineering

Address:	1530 DeltaCom Drive, Anniston, AL 36207

Date:	6/18/03

INTERSTATE FIBERNET, INC.

By:	/s/ David L. Hill

Name:

Title:	VP Engineering

Date:	6/18/03

NORTEL NETWORKS INC.

By:	/s/ Michael Shappell

Name:

Title:	Group Sales Director

Date:	6/23/03

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Exhibit A

Optical Discount by Product

Product	Discount from List
OM3000 Series	[***]
Classic OC12-OC48	[***]
Long Haul 192, DX, LH	[***]
MOR/MOR+, AMPs	[***]

*	Note: Discounts are based on the Commitment Amount of $18,000,000.00 up to $[***]. Discounts specified above are minimum discounts and additional discounts may be applicable on a quote basis.

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A-1

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Exhibit B

Preside Pricing and Support

Preside Pricing

Preside Software
Year 1-2003	$[***]
Year 2-2004	$[***]
Year 3-2005	$[***]

Note:	Nortel Networks will invoice on a [***] basis each year.

Preside Support shall include:

Service Definitions

Nortel Networks Support Services: Software Release Service – Plus (GU5300000/A0895539)

Software Release Service – Plus provides Technical Support and entitlement to new software releases for certain Nortel Networks Application Software Products, including Preside and Optivity network management systems and selected applications for Enterprise Data products.

Maintenance of software is essential to achieving and sustaining performance and reliability metrics. The Software Release Service – Plus is an effective way to keep Application Software at current levels while providing access to Nortel Networks Software Support Technicians to help resolve software operational issues.

Note: Customer will need to maintain a current software license and Right to Use (RTU) through the Supplement Term at the prices specified above.

Key benefits of Software Release Service – Plus:

•	Risk management. The technical support portion of the Software Release service provides immediate access to a highly skilled professional team of software support technicians. This team has the experience, training and depth of resources to facilitate problem resolution in the shortest possible time.

•	Proactive control. If it is suspected that the software system is performing at a less than optimum level, then the technical support team can investigate and analyze system performance to help identify and alleviate bottleneck issues and confirm that the software is most effectively used.

•	Accountability. Problems and queries can often be resolved with a phone call to the technical support team. Those situations that cannot be quickly resolved will be assigned as cases, and the customer will be provided a trouble ticket number that can be used to monitor the problem electronically (via www.nortelnetworks.com) or through a subsequent call to the technical support team.

•	24x7 dependability. Technical support technicians will work with the customer staff to solve off-hours critical level problems. The technicians continue to work on issue resolution offline until, at the very

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least; a temporary solution is put in place. Temporary solutions, when required, will be followed up and the trouble ticketing system will be used to track and solve the fundamental system problem.

•	OpEx efficiencies. Operating expenses can be planned and controlled since technical support and ongoing software updates are ensured as required without additional charges or budget overruns.

Technical Support

Technical Support provides remote support for issues associated with the operation and maintenance of Nortel Networks products. The service provides a cost-effective alternative to recruiting and training a second-level support staff. It includes two levels of service:

•	Technical Assistance (business day)

•	Emergency Recovery (24x7)

Service Deliverables

Nortel Networks classifies Technical Support case priorities on a scale from Critical (E1) to Minor. According to the case priority, the support will be Technical Assistance or Emergency Recovery.

Note: Please refer to “Technical Support Case Priority Classifications and Examples.”

Technical Assistance

Nortel Networks will register and manage Technical Assistance requests for assistance to address network issues during normal business days and business hours observed by Nortel Networks in the region where the service is being performed.

Note: Hours will adhere to continental time zones, so customers in continental North America can expect support on a “customer local time” basis.

Technical Assistance resolution activities, based on typical cases, may include:

•	Troubleshooting problems using diagnostic utilities.

•	Diagnosing routine hardware and/or software problems.

•	Providing advice on how to detect and resolve hardware and network-related problems.

•	Advising on issues requiring hardware replacement.

•	Diagnosing issues related to Nortel Networks products interfacing with non-Nortel Networks products.

Note: Nortel Networks will resolve the issue to the point of proving the problem is attributable to the non-Nortel Networks products and, under the coordination of the customer, a Nortel Networks technician can be available to discuss the fault issue with the appropriate vendor.

•	Analyzing trace/log/dump/Operational Measurement (OM) information.

•	Identifying and resolving code level problems.

•	Testing and release of code corrections.

•	Providing regular, ongoing updates on case progress using an agreed-upon medium.

•	Providing case resolution and agreeing on closure.

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Emergency Recovery

Emergency Recovery provides assistance to address network issues classified as E1 or E2 in accordance with Nortel Networks Case Priority Classification. Nortel Networks will register and manage requests for Emergency Recovery 24 hours per day, seven days per week including holidays observed by Nortel Networks in the region where the service is being performed.

Nortel Networks strives to assign an engineer immediately upon receipt of a call requiring support for an E1 or E2 issue. Nortel Networks will provide continuous support as applicable until the service level is restored to pre-incident operation. The Emergency Recovery team will be in constant contact with the customer throughout this case resolution activity, if requested.

Following service restoration, the E1/E2 case will be closed in agreement with the customer and a sub-case will be opened, if further investigation or problem resolution activity is needed. Furthermore, Nortel Networks may, where applicable, conduct a root-cause analysis of the emergency incident, which will be made available to the customer.

Nortel Networks Responsibilities

To provide Technical Assistance and Emergency Recovery, Nortel Networks technicians and engineers will provide support primarily by remote means. In a collaborative effort with the customer’s technical staff, these personnel will diagnose and resolve issues related to the hardware, software, and/or documentation supplied by Nortel Networks as explained in this service description.

For both Technical Assistance and Emergency Recovery, where telephone support, remote diagnosis, and all other means of restoring product operation have failed, Nortel Networks, upon request, and if Nortel Networks determines that on-site support is necessary and appropriate, will dispatch a trained and qualified technical expert to the customer premises to facilitate further diagnosis.

Customer sites in Canada, the United States, Puerto Rico and the Virgin Islands will access the Nortel Networks technical support organizations by calling the Nortel Networks Call Center at:

1-800-4NORTEL (1-800-466-7835)

Note: Nortel Networks will provide information about the service call process for support services.

Customer Responsibilities

For Nortel Networks Support Services, the customer will need to use and maintain products in accordance with the applicable product documentation from Nortel Networks. Additional responsibilities will apply.

For both Technical Assistance and Emergency Recovery services, the customer will be required to:

•	Use all reasonable efforts to maintain hardware and software at the release or update level for supported hardware and software. This maintenance will need to be in accordance with policies and procedures published by Nortel Networks. If the customer is using software version released prior to the then-current minimum supported version(s) and is therefore unsupported, then the customer will need to upgrade to one of the then-current minimum supported versions in order to acquire rights to any known fix.

Note. If there is no available fix, then the Nortel Networks technical support organization will use commercially reasonable efforts to provide the customer with remote assistance related to Nortel Networks system operation and maintenance issues affecting products covered under this service description.

•	Acknowledge that any hardware/software upgrades/improvements or changes required to install or use a software fix, update, release, or any part thereof are charged separately from, and are in addition to, the charges of the current contract.

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•	Provide connectivity to the product(s) for Nortel Networks to establish a data link for use by Nortel Networks technical support group in order to conduct remote diagnosis and maintenance.

Note: The customer and Nortel Networks technical personnel will need to agree on the appropriate type of data link based on network equipment and configuration as well as the appropriate security measures to prevent unauthorized access. The customer will be solely responsible for security of the network. Nortel Networks will not connect to the customer network without prior authorization and such connection will be solely to provide technical support.

•	Excuse Nortel Networks from fault resolution performance for a period equal to such failure or delay, should the customer fail or cause delay in providing connectivity.

•	Designate and make available competent personnel to aid in problem diagnosis and provide electronic access to the affected product(s) to aid in problem investigation and resolution for all incidents.

•	Maintain a support agreement(s) with the third-party supplier(s) for such product(s), as the customer sees fit.

Assumptions

For both Technical Assistance and Emergency Recovery the following assumptions will apply:

•	The customer’s in-house structure that performs first-line support will need to exhaust internal troubleshooting processes. First-level Operations, Administration, and Maintenance (OA&M) functions may include:

•	Performing day-to-day maintenance and network operations

•	Monitoring network and system alarms

•	Performing diagnosis in accordance with instructions provided by Nortel Networks and carrying out initial remedial actions, including remote diagnosis

•	Operating and controlling the customer internal help desk for logging and tracking fault inquiries, prioritizing events, and escalating, as required, to the Nortel Networks technical support group

•	Gathering data at the direction of Nortel Networks

Note: OA&M troubleshooting will not apply if the customer does not operate any internal support structure sections.

•	For Nortel Networks products not on currently supported software loads, technical support will be limited to support that does not require software patching or other software design effort.

•	In the event that the customer fails to comply with the requirements described in this service description, Nortel Networks will advise the customer of its non-compliance. Nortel Networks and the customer may then agree upon service to be provided at the then-current time-and-materials basis published by Nortel Networks plus any travel and living expenses incurred.

•	Nortel Networks, or a third-party authorized by Nortel Networks, will furnish this service.

Technical Support Case Priority Classifications and Examples

Nortel Networks will measure the severity level of hardware or software incidents according to the following TL9000 Customer Severity classifications for Critical, Major, and Minor hardware/software

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problem reports. If it is not clear which severity level applies, then the severity level assigned by the customer will be used. However, if a problem clearly belongs to a given severity level as defined below, then that severity level will be used.

Nortel Networks uses case priorities that correspond with the Customer Severity (TL9000) classifications. Notwithstanding the TL9000 Major Customer Severity definition, to provide increased focus on certain types of Major problems, Nortel Networks uses additional case priority definitions: E2, Business Critical, and Major.

Problem reports will be classified as set forth in the tables below:

Nortel Networks Case Classifications	Support

E1 (TL9000: Critical)
Problems that severely affect service, capacity/traffic, billing and maintenance capabilities and require immediate corrective action, regardless of time of day or day of the week.	Response level: Emergency Recovery

Examples

• Total or partial network element outage • A reduction in capacity or traffic handling capability such that expected loads cannot be handled • Failure resulting in dynamic routing, switching capability or transport loss • Any loss of safety or emergency capability (e.g., emergency calls such as 911 in North America) • Loss of the system’s ability to perform automatic system reconfiguration • Inability to restart the system • Loss of billing/accounting capability • Corruption of billing or system databases that requires service affecting corrective actions • Other problems that severely affect service, capacity/traffic, billing, and maintenance capabilities or are jointly viewed by Nortel Networks and the customer as critical

E2 (TL9000: Major)
Problems that result in potential service degradation and/or total outage. Serious situation not involving service degradation in a live environment, but leading to a total or partial loss of redundancy.	Response level: Emergency Recovery

Examples

• Loss of redundancy of critical functions (i.e., control, interface, power, cooling) • Loss of protection switching capability • Short outages equivalent to system or subsystem outages not seriously impacting service with accumulated duration of greater than two minutes in any 24-hour period, or that continue to repeat during longer periods • A reduction in provisioned capacity of 5% and for a cumulative duration of more than 10 minutes per 24 hours • Repeated degradation of DS1/E1 or higher rate spans or connections • Loss of system’s ability to perform automatic system reconfiguration • Loss of access to maintenance or recovery operations • Any loss of functional visibility and/or diagnostic capability • Loss of system’s ability to provide any required system critical/major alarms • Total loss of access to provisioning

Business Critical (TL9000: Major)
Problems that result in a major degradation of system or service performance that impacts service quality or significantly impairs network operator control or operational effectiveness. Overall	Response level: Technical Assistance

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network is degraded resulting in severe limitations to operations or network management software product has major feature that is not working properly with only difficult workaround.

Examples

• The customer has been given a work-around but the situation still requires constant attention due to the temporary nature of the work-around • Software application/migration issues that gate the introduction of new services or functionality • Billing error rates that exceed specifications • Corruption of system or billing databases

Major (TL9000: Major)
Problems that result in conditions that seriously affect system operation, maintenance and administration, etc. and require immediate attention. The urgency is less than in a Business Critical situation because of a lesser immediate or impending affect on system performance, customers, and the customer’s operation and revenue.	Response level: Technical Assistance

Examples

• Degradation of any capacity/traffic measurement function; degradation of functional visibility and/or diagnostic capability • Degradation of access for maintenance or recovery operations • Degradation of the system’s ability to provide any required system critical/major alarms • Loss of access for routine administrative activity • Any system failure without direct immediate impact • Intermittent degradation of services; partial loss of access to provisioning • Software application/migration issues that do not impact service • Reduction in any capacity/traffic measurement function • Any loss of functional visibility and/or diagnostic capability • Any significant increase in product-related customer trouble reports • Follow-up to E1 customer problems • Other problems that disrupt or prevent routine system activities, or problems that are jointly viewed as Major events by Nortel Networks and the customer

Minor (TL9000: Minor)
Problems do not significantly impair the functioning of the system and do not significantly affect service to customers. These problems are tolerable during system use.	Response level: Technical Assistance

Examples

• Service analysis, recorded announcements, operational measurements, maintenance program, or network management problems; or system-related documentation inaccuracies, that do not affect call processing • Test equipment failures for which a backup or manual alternative can be employed • Circuit pack testing problems

Technical Support Case Resolutions Classifications

Nortel Networks Technical Support case resolutions:

•	Cannot Reproduce: A problem is not reproducible or insufficient information is provided to adequately troubleshoot the problem and isolate the root cause.

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•	Customer Process: Human errors are present or the customer has failed to follow procedures recommended and documented by Nortel Networks.

•	Design Intent: The functionality required by customer does not align with the design specifications of the product (i.e., the product is unsupported), and the issue can only be resolved through new development efforts.

•	External Cause: Issue caused by non-Nortel Networks products.

•	Hardware Deficiency: A problem is isolated to defective hardware materials or workmanship or substantial nonconformance to specifications published by Nortel Networks.

•	Hardware Failure: A problem is caused by a hardware component failure that falls within published Mean Time Between Failure (MTBF) limitations.

•	Nortel Networks Literature: Required Nortel Networks technical document does not exist or the contents of an existing document are in error [for example, an incomplete Nortel Networks Technical Publication (NTP)].

•	Nortel Networks Process: A problem occurs as a result of a Nortel Networks process deficiency.

•	Opened in Error: The case should not have been opened.

•	Scheduled Event: An outage occurs resulting from planned maintenance, installation, or manual initialization, including such activities as parameter loads, software/firmware changes, and other OA&M activities.

•	Software Deficiency: A problem is isolated to a software design deficiency.

Exclusions

The following exclusions will govern the delivery of Technical Assistance and Emergency Recovery:

•	Nortel Networks Support Services cover Nortel Networks products purchased either from Nortel Networks or from an agent authorized by Nortel Networks. Nortel Networks is not responsible for supporting third-party product(s) not supplied by Nortel Networks or its agents.

•	Nortel Networks Support Services do not include on-site repair or replacement and any associated labor, travel, and living expenses.

•	Nortel Networks will not be obliged to incorporate software corrections into software releases prior to the then-currently supported software release(s). Nortel Networks reserves the right to incorporate software corrections into future software releases.

•	Nortel Networks support obligations are expressly conditional upon the products not being (i) subject to unusual mechanical stress or unusual electrical or environmental conditions; (ii) subject to misuse, accident or disaster including without limitation, fire, flood, water, wind, lightning, or other acts of God; or (iii) altered or modified unless performed or authorized by Nortel Networks.

Entitlement to Software Releases (Application Software)

By upgrading systems to operate on the most current software release, the customer is able to take advantage of the latest improvements in Nortel Networks software that provide ongoing enhancements in performance and stability. Furthermore, as support resources may be limited for older or retired releases, maintaining current software ensures service continuity and optimum technical support.

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Service Deliverables

The customer will be entitled to access the Nortel Networks Customer Service website via www.nortelnetworks.com twenty-four hours per day, seven days per week to download authorized Software Releases and documentation.

For the duration of the plan and for covered software, Nortel Networks will provide access to:

•	Major Releases: The customer is entitled to a maximum of one annual Major Release. A Major Release may be driven by one or all of the following: (i) significant content changes; (ii) platform and/or architectural changes; or (iii) new or significantly changed hardware perceived as a significant business driver. Depending upon the Software Product, a Major Release may include new feature content, feature enhancements and/or fixes since the last Major Release.

Note: A Major Release is one identified by Nortel Networks as a Software Major Release

•	Minor Releases: The customer is entitled to all Minor Releases of software. A Minor Release is a software upgrade version made available for release by Nortel Networks that is designed to (i) correct any non-conformance to Nortel Networks applicable software specifications and/or (ii) provide a software enhancement that contains additional features, as determined by Nortel Networks. Accordingly, depending on the Software Product, a Software Minor Release may contain new software and/or associated new hardware functionality and corrective content (i.e.: software enhancements and design improvements) since the last Major Release, as made generally available for release by Nortel Networks.

•	Documentation: Associated software documentation may be available including software product bulletins, Frequently Asked Questions (FAQs), installation tips and troubleshooting tips.

Note: Software releases that include features that increase the functionality of the Software Product will be subject to additional license fees payable to Nortel Networks.

As appropriate, the customer will be entitled to access the Nortel Networks Customer Service website via www.nortelnetworks.com twenty-four hours per day, seven days per week to download authorized Software Releases and documentation.

Nortel Networks Responsibilities

Nortel Networks will provide the customer with entitlement to a maximum of one annual software Major Release, all software Minor Releases, and documentation, as they are made GA by Nortel Networks.

Software will be distributed via download from www.nortelnetworks.com or physical media as determined by Nortel Networks. In the case of physical media, Nortel Networks can provide one copy of each Software Release and associated documentation per major customer operations and maintenance center.

Customer Responsibilities

Responsibilities with regards to Technical Assistance and Emergency Recovery activities have been described previously in the service definition for Technical Support. Additionally, the following responsibilities apply for Entitlement to Software Releases:

•	Maintain a support agreement with third-party suppliers of the system hardware platform and required operating systems associated with the Application Software product (typically SUN or HP workstations)

Note: While Nortel Networks technicians will work to diagnose issues relating to third-party hardware or software, the customer will not have access to critical hardware/software repair and replacement unless an applicable support agreement is in place with the third-party supplier.

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•	Confirm that third-party hardware and software is compatible and up-to-date.

•	Acknowledge that the customer’s RTU for the Software Releases provided under this service is subject to the Software licensing terms of the applicable purchasing/licensing agreement under which the customer purchased/licensed its products from Nortel Networks, and any associated terms and conditions.

•	If the customer purchased its products from an authorized distributor of Nortel Networks, acknowledge that any rights that it may have to use or to distribute the Software Releases is subject to the Nortel Networks software licensing terms, pursuant to which Nortel Networks granted the distributor its distribution rights.

•	In order to initiate and to renew service coverage, the customer must identify equipment types, quantities and current software release. Upon request, Nortel Networks can assist in collecting network audit and baseline information, in which case additional charges may apply.

Assumptions

The following assumptions will govern the delivery of Software Release Service – Plus:

•	If a particular software feature requires a separate RTU fee (as specified in the price schedule or elsewhere for that product), then the customer is not entitled to use the feature until the RTU fee has been paid. However, if no separate RTU fee is specified for a feature made available in a Software Release, then the customer is entitled to use that feature for no additional fee.

•	The customer must be using software at the latest revision/release level (N) or one level prior (N-1)at the time of service subscription start. If the customer’s software preceeds N-1 then an additional charge will be incurred for an upgrade to the current GA release.

•	Software Releases are provided for distribution to customers for use only on or with products supplied by Nortel Networks on which they operate, in accordance with specifications published by Nortel Networks.

•	If new Software Releases require additional Nortel Networks hardware or third-party hardware and/or software, then the customer will be responsible for its procurement and installation.

•	Software upgrades apply to the purchased base functionality only.

•	Proposed software release dates or GA dates that may be set out in any Nortel Networks Plan of Record (POR) are estimates only and are in no way binding on Nortel Networks.

•	The Software Release Service program should be purchased to cover all similar network elements in the customer’s network within the product portfolio. For example, all Nortel Networks network management software licensed in the customer’s network would need to be priced and supported.

Exclusions

Exclusions with regards to Technical Assistance and Emergency Recovery activities have been described previously in the service definition for Technical Support. Additionally, the following exclusions apply to the Software Release Entitlement service:

•	This service does not provide labor to load the software.

Note: Nortel Networks services Software Upgrade Migration (A0917396) and Element Manager/Client Workstation Set-Up and Integration (A0917105) provide for the installation of new software releases. When

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customers choose either of these services, Nortel Networks software engineers will plan and execute the end-to-end upgrade process. The service can be delivered remotely or on site.

•	Nortel Networks is not responsible for supporting third-party hardware platforms on which Application Software resides and associated operating system software.

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